EXHIBIT 4.11


    THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH SECURITIES ACT.


                                                                      Void after
                                                                     _____, 2002


                           ID TECHNOLOGIES CORPORATION
                WARRANT TO PURCHASE ______SHARES OF COMMON STOCK


                  This Warrant is issued to ____________________ ("Holder") by ID Technologies Corporation, a North Carolina corporation (the "Company"), on ____________, 2000 (the "Warrant Issue Date").


     1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company, up to ______ shares of common stock of the Company ("the "Shares") at a purchase price of $0.40 per share, subject to adjustment as hereinafter provided (the "Exercise Price").


     2. Exercise Period. This Warrant is exercisable during the term commencing on the date of this Warrant, and ending on the earliest to occur of (a) the second anniversary of the date hereof, (b) the date and time of the closing of the Company's sale or transfer of all or substantially all of its assets, or (c) the date and time of the closing of an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which the stockholders of the Company immediately prior to the consummation of such transaction do not, immediately following the consummation of such transaction, have at least fifty percent (50%) of the voting power in the entity surviving such transaction (provided that the Company has given the holder of this Warrant at least 30 days prior written notice thereof).


     3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:


          (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and


          (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.


     4. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within fifteen (15) days of the delivery of the subscription notice. Certificates for the Shares will contain a legend substantially in the following form:


      The shares of stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the laws of any other jurisdiction and they may not be offered or sold, and may not be made subject to a security interest, pledged, hypothecated, or otherwise transferred, and no such transfer will be made by the Company without (1) an effective registration statement for such transfer under the Securities Act of 1933, as amended, or (2) an opinion of counsel reasonably acceptable to the Company that registration is not required under the Act and applicable state securities laws.


     5. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant and payment in full of the Exercise Price therefor, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.


     6. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:


          (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.


          (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.


          (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.


          (d) Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the board of directors of the Company shall make an adjustment in the number of shares available under this Warrant, the Exercise Price, or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had this Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.


     7.  No  Fractional   Shares  or  Scrip.  No  fractional   shares  or  scrip
representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.


     8. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.


     9. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.


     10. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.


     11. Reservation of Shares. The Company covenants and agrees that it will at all times reserve and set apart and have a sufficient number of shares of authorized but unissued Common Stock to provide for the issuance of the Shares upon the exercise of this Warrant.


     12. Assignment. Except as set forth in the Agreement or Section 14 below, the Holder may freely assign this Warrant, in the sole discretion of the Holder.


     13. Governing Law. This Warrant shall be governed by the laws of the State of North Carolina as applied to agreements among North Carolina residents made and to be performed entirely within the State of North Carolina.


     14. Compliance with Securities Laws. The Holder of this Warrant, by its acceptance of this instrument, acknowledges that this Warrant is acquired for the Holder's own account for investment purposes and that this Warrant and the common stock issuable upon the exercise hereof, respectively, have not been registered under the Securities Act of 1933, as amended. Accordingly, any transfer of this Warrant and such common stock, in whole or in part, shall be subject to legal restrictions. The Holder agrees that it will not offer for sale or sell, assign or otherwise dispose of (except exercise) this Warrant or any common stock issuable upon the exercise hereof, except in accordance with applicable securities laws.


                                     ID TECHNOLOGIES CORPORATION


                                     By:________________________________
                                            Name:
                                            Title:

                                  SUBSCRIPTION
                                  ------------


ID Technologies Corporation


Attention:  Corporate Secretary


     The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, ______ shares of the common stock of ID Technologies.


     Payment of the Exercise Price per share required under such Warrant accompanies this Subscription.


     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.


                                             WARRANTHOLDER:



                                             -----------------------------------
Date:
     ----------------------




Name in which shares should be registered:
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